Exhibit 99.1

ViewRay Reports First Quarter 2021 Results

CLEVELAND, May 6, 2021 — ViewRay, Inc. (Nasdaq: VRAY) (the "Company") today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights

•	Received seven new orders for MRIdian systems totaling $40.9 million, compared to four new orders totaling $22.6 million in the first quarter of 2020.
•	Total backlog increased to $264.3 million as of March 31, 2021, compared to $230.8 million as of March 31, 2020.
•	Total revenue of $15.5 million primarily from two revenue units, compared to $14.3 million primarily from three revenue units, including one system upgrade, in the first quarter of 2020.
•

Cash burn in the first quarter of 2021 was approximately $28 million, excluding the net proceeds from the January 2021 public offering, compared to approximately $36 million in the first quarter of 2020.

•	Cash and cash equivalents were $182.0 million as of March 31, 2021.

2021 Public Offering of Common Stock

•

As previously disclosed, in January 2021, the Company raised aggregate net proceeds of approximately $53.5 million after deducting the underwriting discounts, commissions, and estimated offering expenses via a public offering in which 11,856,500 shares of our common stock were issued and sold, including the full exercise of the underwriters’ option to purchase additional shares, at a price to the public of $4.85 per share.

“Our performance in the first quarter 2021 represents a solid step forward and progress on our mission to improve the paradigm of care for cancer patients globally,” said Scott Drake, President and CEO.  “Our clinical and innovation pipelines are driving commercial traction.  We look forward to upcoming clinical trial data and advancements in our product pipeline which we expect will fuel future growth.”

Financial Results

Total revenue for the three months ended March 31, 2021 was $15.5 million compared to $14.3 million for the same period last year.

Total gross profit for the three months ended March 31, 2021 was $0.3 million, compared to ($2.1) million for the same period last year.

Total operating expenses for the three months ended March 31, 2021 were $25.0 million, compared to $27.9 million for the same period last year.

Net loss for the three months ended March 31, 2021 was $26.7 million, or $0.17 per share, compared to $27.5 million, or $0.19 per share, for the same period last year.

ViewRay had total cash and cash equivalents of $182 million at March 31, 2021.

Financial Guidance

Due to the ongoing impact and uncertainty of the COVID-19 pandemic globally, the Company will not be providing financial guidance at this time.

Conference Call and Webcast

ViewRay will hold a conference call to discuss results on Thursday, May 6, 2021 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (888) 771-4371 for domestic callers and (847) 585-4405 for international callers. The confirmation number is 50150605. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at http://investors.viewray.com/events-and-presentations/upcoming-events.

After the live webcast, a replay will remain available online on the investor relations page of ViewRay's website, under "Financial Events and Webinars", for 14 days following the call. In addition, a telephonic replay of the call will be available until May 13, 2021. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 8484107.

About ViewRay®

ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades, and installations, ViewRay's expectations for 2021 and beyond and ViewRay's conference calls to discuss its quarterly results.  Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our businesses on demand, operations and our global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended March 31,
	2021	2020
Revenue:
Product	$11,379	$11,470
Service	4,027	2,661
Distribution rights	119	119
Total revenue	15,525	14,250
Cost of revenue:
Product	10,685	13,129
Service	4,518	3,228
Total cost of revenue	15,203	16,357
Gross profit (loss)	322	(2,107)
Operating expenses:
Research and development	6,510	6,337
Selling and marketing	2,848	5,823
General and administrative	15,639	15,788
Total operating expenses	24,997	27,948
Loss from operations	(24,675)	(30,055)
Interest income	2	695
Interest expense	(1,058)	(1,038)
Other income (expense), net	(1,012)	2,866
Loss before provision for income taxes	$(26,743)	$(27,532)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(26,743)	$(27,532)
Amortization of beneficial conversion feature related to Series A convertible preferred stock	—	—
Net loss attributable to common stockholders, basic and diluted	$(26,743)	$(27,532)
Net loss per share, basic and diluted	$(0.17)	$(0.19)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	160,138,327	147,457,116

Gross Orders	$40,850	$22,600
Backlog	$264,284	$230,792

VIEWRAY, INC.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$182,019	$156,720
Accounts receivable	16,569	11,769
Inventory, net of allowance of $2,334 and $2,286, respectively	43,858	46,641
Deposits on purchased inventory	2,550	2,084
Deferred cost of revenue	2,310	1,954
Prepaid expenses and other current assets	5,273	5,257
Total current assets	252,579	224,425
Property and equipment, net	22,822	24,062
Restricted cash	1,460	1,460
Intangible assets, net	48	50
Right-of-use assets	9,553	10,129
Other assets	1,428	1,426
TOTAL ASSETS	$287,890	$261,552
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,591	$9,984
Accrued liabilities	14,164	19,281
Customer deposits	15,433	15,463
Operating lease liability, current	1,988	2,089
Current portion of long-term debt	—	—
Deferred revenue, current	10,022	10,094
Total current liabilities	49,198	56,911
Deferred revenue, net of current portion	2,089	2,572
Long-term debt	57,022	56,940
Warrant liabilities	5,484	4,864
Operating lease liability, noncurrent	8,546	9,043
Other long-term liabilities	1,146	956
TOTAL LIABILITIES	123,485	131,286
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at March 31, 2021 and December 31, 2020; no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at March 31, 2021 and December 31, 2020; 161,730,363 and 148,615,351 shares issued and outstanding at March 31, 2021 and December 31, 2020	1,607	1,476
Additional paid-in capital	816,625	755,874
Accumulated deficit	(653,827)	(627,084)
TOTAL STOCKHOLDERS’ EQUITY	164,405	130,266
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$287,890	$261,552

Contact:

Investor Relations:

Ashley Kluth

Investor Relations

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Samantha Pfeil

Marketing Communications

ViewRay, Inc.

Email: media@viewray.com